TRANSFER, DIVIDEND DISBURSING, SHAREHOLDER SERVICE
                         AND PLAN AGENCY AGREEMENT


      THIS AGREEMENT effective as of          , 1996 by and
between PRAGMA INVESTMENT TRUST (the "Trust"), an Ohio business trust, PRAGMA, INC. ("PRAGMA"), a Texas corporation, and MGF
SERVICE CORP. (the "T/A"), an Ohio corporation.

                             WITNESSETH THAT:

      WHEREAS, the Trust has been organized to operate as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, PRAGMA is registered as an investment adviser under the Investment Advisers Act of 1940 and provides advisory services to the Trust pursuant to an Investment Advisory
Agreement; and

      WHEREAS, under the Investment Advisory Agreement, PRAGMA is responsible for retaining and compensating agents to provide non-advisory services to the Trust; and

      WHEREAS, PRAGMA desires to appoint the T/A as the Trust's transfer agent, dividend disbursing agent, shareholder service agent, plan agent and shareholder purchase and redemption agent, and the T/A is willing to act in such capacities upon the terms and conditions herein set forth;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

      1.  APPOINTMENT OF TRANSFER AGENT.

          The T/A is hereby appointed transfer agent for the shares of the Trust and dividend disbursing agent for the Trust and shall also act as plan agent, shareholder service agent and purchase and redemption agent for shareholders of the Trust, and the T/A accepts such appointment and agrees to act in such capacities under the terms and conditions set forth herein.

      2.  DOCUMENTATION.

          The Trust will furnish from time to time the following documents:

           A. Each resolution of the Board of Trustees of the Trust authorizing the original issue of its shares;

           B. Each Registration Statement filed with the
              Securities and Exchange Commission and amendments thereof;

           C. A certified copy of each amendment to the Agreement and Declaration of Trust and the Bylaws of the Trust;

           D. Certified copies of each resolution of the Board of Trustees authorizing officers to give instructions to the T/A;

           E. Specimens of all new forms of share certificates accompanied by Board of Trustees' resolutions approving such forms;

           F. Such other certificates, documents or opinions which the T/A may, in its discretion, deem necessary or appropriate in the proper performance of its duties;

           G. Copies of all Underwriting and Dealer Agreements in effect;

           H. Copies of all Advisory Agreements in effect; and

           I. Copies of all documents relating to special investment or withdrawal plans which are offered or may be offered in the future by the Trust and for which the T/A is to act as plan agent.

      3.   T/A TO RECORD SHARES.

           The T/A shall record the issuance of shares of the Trust and maintain pursuant to applicable rules of the Securities and Exchange Commission a record of the total number of shares of the Trust which are authorized, issued and outstanding, based upon data provided to it by the Trust. The T/A shall also provide the Trust on a regular basis or upon reasonable request the total number of shares which are authorized, issued and outstanding, based upon data provided to it by the Trust. The T/A shall also provide the Trust on a regular basis or upon reasonable request the total number of shares which are authorized, issued and outstanding, but shall have no obligation when recording the issuance of the Trust's shares, except as otherwise set forth herein, to monitor the issuance of such shares or to take cognizance of any laws relating to the issue or sale of such shares, which functions shall be the sole responsibility of the Trust.

      4.   T/A TO VALIDATE TRANSFERS.

           Upon receipt of a proper request for transfer and upon surrender to the T/A of certificates, if any, in proper form for transfer, the T/A shall approve such transfer and shall take all necessary steps to effectuate the transfer as indicated in the transfer request. Upon approval of the transfer, the T/A shall notify the Trust in writing of each such transaction and shall make appropriate entries on the shareholder records maintained by the T/A.

      5.   SHARE CERTIFICATES.

           If the Trust authorizes the issuance of share certificates and an investor requests a share certificate, the T/A will countersign and mail, by insured first class mail, a share certificate to the investor at his address as set forth on the transfer books of the Trust, subject to any other instructions for delivery of certificates representing newly purchased shares and subject to the limitation that no certificates representing newly purchased shares shall be mailed to the investor until the cash purchase price of such shares has been collected and credited to the account of the Trust maintained by the Custodian. The Trust shall supply the T/A with a sufficient supply of blank share certificates and from time to time shall renew such supply upon request of the T/A. Such blank share certificates shall be properly signed, manually or, if authorized by the Trust, by facsimile; and notwithstanding the death, resignation or removal of any officers of the Trust authorized to sign share certificates, the T/A may continue to countersign certificates which bear the manual or facsimile signature of such officer until otherwise directed by the Trust. In case of the alleged loss or destruction of any share certificate, no new certificate shall be issued in lieu thereof, unless there shall first be furnished an appropriate bond satisfactory to the T/A and the Trust, and issued by a surety company satisfactory to the T/A and the Trust.

      6.   RECEIPT OF FUNDS.

           Upon receipt of any check or other instrument drawn or endorsed to it as agent for, or identified as being for the account of, the Trust, the T/A shall stamp the check or instrument with the date of receipt and shall forthwith process the same for collection. Upon receipt of notification of receipt of funds eligible for share purchases in accordance with the Trust's then current prospectus and statement of additional information, the T/A shall notify the Trust, at the close of each business day, in writing of the amount of said funds credited to the Trust and deposited in its account with the Custodian.

      7.   PURCHASE ORDERS.

           Upon receipt of a check or other order for the purchase of shares of the Trust, accompanied by sufficient information to enable the T/A to establish a shareholder account, the T/A shall, as of the next determination of net asset value after receipt of such order in accordance with the Trust's then current prospectus and statement of additional information, compute the number of shares due to the shareholder, credit the share account of the shareholder, subject to collection of the funds, with the number of shares so purchased, shall notify the Trust in writing or by computer report at the close of each business day of such transactions and shall mail to the shareholder and/or dealer of record a notice of such credit when required by applicable securities laws or regulations.

      8.   RETURNED CHECKS.

           In the event that the T/A is notified by the Trust's
Custodian that any check or other order for the payment of money is returned unpaid for any reason, the T/A will:

           A. Give prompt notification to the Trust of the non-payment of said check;

           B. In the absence of other instructions from the Trust, take such steps as may be necessary to redeem any shares purchased on the basis of such returned check and cause the proceeds of such redemption plus any dividends declared with respect to such shares to be credited to the account of the Trust and to request the Trust's Custodian to forward such returned check to the person who originally submitted the check; and

           C. Notify the Trust of such actions and correct the Trust's records maintained by the T/A pursuant to this Agreement.

      9.   DIVIDENDS AND DISTRIBUTIONS.

           The Trust shall furnish the T/A with appropriate evidence of trustee action authorizing the declaration of dividends and other distributions. The T/A shall establish procedures in accordance with the Trust's then current prospectus and statement of additional information and with other authorized actions of the Trust's Board of Trustees under which it will have available from the Custodian of the Trust or the Trust any required information for each dividend and other distribution. After deducting any amount required to be withheld by any applicable laws, the T/A shall, as agent for each shareholder who so requests, invest the dividends and other distributions in full and fractional shares in accordance with the Trust's then current prospectus and statement of additional information. If a shareholder has elected to receive dividends or other distributions in cash, then the T/A shall disburse dividends to shareholders of record in accordance with the Trust's then current prospectus and statement of additional information. The T/A shall, before the mailing date of such checks, notify the Trust and the Custodian of the estimated amount of cash required to pay such dividend or distribution, and the Trust shall instruct the Custodian to make available sufficient funds therefor in the appropriate account of the Trust. The T/A shall mail to the shareholders periodic statements, as requested by the Trust, showing the number of full and fractional shares and the net asset value per share of shares so credited. The T/A shall prepare and file with the Internal Revenue Service, and when required, shall address and mail to shareholders, such returns and information relating to dividends and distributions paid by the Trust as are required to be so prepared, filed and mailed by applicable laws, rules and regulations.

      10.  UNCLAIMED DIVIDENDS AND UNCLAIMED REDEMPTION
PROCEEDS.

           The T/A shall, at least annually, furnish in writing to the Trust the names and addresses, as shown in the shareholder accounts maintained by the T/A, of all shareholders for which there are, as of the end of the calendar year, dividends, distributions or redemption proceeds for which checks or share certificates mailed in payment of distributions have been returned. The T/A shall use its best efforts to contact the shareholders affected and to follow any other written instructions received from the Trust concerning the disposition of any such unclaimed dividends, distributions or redemption proceeds.

      11.  REDEMPTIONS AND EXCHANGES.

           A. The T/A shall process, in accordance with the Trust's then current prospectus and statement of additional information, each order for the redemption of shares accepted by the T/A. Upon its approval of such redemption transactions, the T/A, when required by applicable securities laws or regulations, shall mail to the shareholder and/or dealer of record a confirmation showing trade date, number of full and fractional shares redeemed, the price per share and the total redemption proceeds. For such redemption, the T/A shall either: (a) prepare checks in the appropriate amounts for approval and verification by the Trust and signature by an authorized officer of the T/A and mail the checks to the appropriate person, or (b) in the event redemption proceeds are to be wired through the Federal Reserve Wire system or by bank wire, cause such proceeds to be wired in federal funds to the bank account designated by the shareholder, or (c) effectuate such other redemption procedures which are authorized by the Trust's Board of Trustees or its then current prospectus and statement of additional information. The requirements as to instruments of transfer and other documentation, the applicable redemption price and the time of payment shall be as provided in the then current prospectus and statement of additional information, subject to such supplemental instructions as may be furnished by the Trust and accepted by the T/A. If the T/A or the Trust determines that a request for redemption does not comply with the requirements for redemptions, the T/A shall promptly notify the shareholder and/or dealer of record indicating the reason therefor.

           B. If shares of the Trust are eligible for exchange with shares of any other investment company, the T/A, in accordance with the then current prospectus and statement of additional information and exchange rules of the Trust and such other investment company, or such other investment company's transfer agent, shall review and approve all exchange requests and shall, on behalf of the Trust's shareholders, process such approved exchange requests.

           C. The T/A shall notify the Trust and the Custodian on each business day of the amount of cash required to meet payments made pursuant to the provisions of this Paragraph 11, and, on the basis of such notice, the Trust shall instruct the Custodian to make available from time to time sufficient funds therefor in the appropriate account of the Trust. Procedures for effecting redemption orders accepted from shareholders or dealers of record by telephone or other methods shall be established by mutual agreement between the T/A and the Trust consistent with the then current prospectus and statement of additional information.

           D. The authority of the T/A to perform its responsibilities under Paragraph 7, Paragraph 9 and this Paragraph 11 shall be suspended upon receipt of notification by it of the suspension of the determination of the Trust's net asset value.

      12.  AUTOMATIC WITHDRAWAL PLANS.

           The T/A will process automatic withdrawal orders pursuant to the provisions of the withdrawal plans duly executed by shareholders and the current prospectus and statement of additional information of the Trust. Payments upon such withdrawal order shall be made by the T/A from the appropriate account maintained by the Trust with the Custodian on approximately the last business day of each month in which a payment has been requested, and the T/A will withdraw from a shareholder's account and present for repurchase or redemption as many shares as shall be sufficient to make such withdrawal payment pursuant to the provisions of the shareholder's withdrawal plan and the current prospectus and statement of additional information of the Trust. From time to time on new automatic withdrawal plans a check for payment date already past may be issued upon request by the shareholder.

      13.  WIRE-ORDER PURCHASES.

           The T/A will send written confirmations to the dealers of record containing all details of the wire-order purchases placed by each such dealer by the close of business on the business day following receipt of such orders by the T/A. Upon receipt of any check drawn or endorsed to the Trust (or the T/A, as agent) or otherwise identified as being payment of an outstanding wire-order, the T/A will stamp said check with the date of its receipt and deposit the amount represented by such check to the T/A's deposit accounts maintained with the Custodian. The T/A will cause the Custodian to transfer federal funds in an amount equal to the net asset value of the shares so purchased to the Trust's account with the Custodian, and will notify the Trust before noon of each business day of the total amount deposited in the Trust's deposit accounts, and in the event that payment for a purchase order is not received by the T/A or the Custodian on the tenth business day following receipt of the order, prepare an NASD "notice of failure of dealer to make payment."

      14.  OTHER PLANS.

           The T/A will process such group programs and other plans or programs for investing in shares of the Trust as are now provided for in the Trust's current prospectus and statement of additional information and will act as plan agent for shareholders pursuant to the terms of such plans and programs duly executed by such shareholders.

      15.  RECORDKEEPING AND OTHER INFORMATION.

           The T/A shall create and maintain all records required by applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions performed by it and not otherwise created and maintained by another party pursuant to contract with PRAGMA or the Trust. All such records shall be the property of the Trust at all times and shall be available for inspection and use by the Trust. Where applicable, such records shall be maintained by the T/A for the periods and in the places required by Rule 31a-2 under the 1940 Act. The retention of such records shall be at the expense of PRAGMA. The T/A shall make available during regular business hours all records and other data created for inspection by the Trust, PRAGMA, its agents, or any regulatory agency having authority over the Trust.

      16.  BOOKS AND RECORDS.

           The T/A shall maintain records for each shareholder account showing the following:

           A. Names, addresses and tax identifying numbers;

           B. Name of the dealer of record;

           C. Number of shares held of each series;

           D. Historical information regarding the account of each shareholder, including dividends and distributions in cash or invested in shares;

           E. Information with respect to the source of all dividends and distributions allocated among income, realized short-term gains and realized long-term gains;

           F. Any instructions from a shareholder including all forms furnished by the Trust and executed by a shareholder with respect to (i) dividend or distribution elections and (ii) elections with respect to payment options in connection with the redemption of shares;

           G. Any correspondence relating to the current maintenance of a shareholder's account;

           H. Certificate numbers and denominations for any shareholder holding certificates;

           I. Any stop or restraining order placed against a shareholder's account;

           J. Information with respect to withholding in the case of a foreign account or any other account for which withholding is required by the Internal
              Revenue Code of 1986, as amended; and

           K. Any information required in order for the T/A to perform the calculations contemplated under this Agreement.

      17.  TAX RETURNS AND REPORTS.

           The T/A will prepare in the appropriate form, file with the Internal Revenue Service and appropriate state agencies and mail to shareholders of the Trust such returns for reporting dividends and distributions paid by the Trust as are required to be so prepared, filed and mailed and shall withhold such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations.

      18.  OTHER INFORMATION TO THE TRUST.

           Subject to such instructions, verification and approval of the Custodian and the Trust as shall be required by any agreement or applicable law, the T/A will also maintain such records as shall be necessary to furnish to the Trust the following: annual shareholder meeting lists, proxy lists and mailing materials, shareholder reports and confirmations and checks for disbursing redemption proceeds, dividends and other distributions or expense disbursements.

      19.  ACCESS TO SHAREHOLDER INFORMATION.

           Upon request, the T/A shall arrange for the Trust's investment adviser to have direct access to shareholder information contained in the T/A's computer system, including account balances, performance information and such other information which is available to the T/A with respect to shareholder accounts.

      20.  COOPERATION WITH ACCOUNTANTS.

           The T/A shall cooperate with the Trust's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Trust.

      21.  SHAREHOLDER SERVICE AND CORRESPONDENCE.

           The T/A will provide and maintain adequate personnel, records and equipment to receive and answer all shareholder and dealer inquiries relating to account status, share purchases, redemptions and exchanges and other investment plans available to Trust shareholders. The T/A will answer written correspondence from shareholders relating to their share accounts and such other written or oral inquiries as may from time to time be mutually agreed upon, and the T/A will notify the Trust of any correspondence or inquiries which may require an answer from the Trust.

      22.  PROXIES.

           The T/A shall assist the Trust in the mailing of proxy cards and other material in connection with shareholder meetings of the Trust, shall receive, examine and tabulate returned proxies and shall, if requested by the Trust, provide at least one inspector of election to attend and participate as required by law in shareholder meetings of the Trust.
PAGE

      23.  FURTHER ACTIONS.

           Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

      24.  FEES AND CHARGES.

           For performing its services under this Agreement, PRAGMA shall pay the T/A with respect to each series of the Trust in accordance with the schedule attached hereto as Schedule A. Fees shall be paid monthly. PRAGMA shall promptly reimburse the T/A for any out of pocket expenses and advances which are to be paid by PRAGMA in accordance with Paragraph 25.

      25.  EXPENSES.

           The T/A shall furnish, at its expense and without cost to the Trust (i) the services of its personnel to the extent that such services are required to carry out its obligations under this Agreement and (ii) use of data processing equipment. All costs and expenses not expressly assumed by the T/A under this Paragraph 25 shall be paid by PRAGMA, including, but not limited to costs and expenses for postage, envelopes, checks, drafts, continuous forms, reports, communications, statements and other materials, telephone, telegraph and remote transmission lines, use of outside mailing firms, necessary outside record storage, media for storage of records (e.g., microfilm, microfiche, computer tapes), printing, confirmations and any other shareholder correspondence and any and all assessments, taxes or levies assessed on the T/A for services provided under this Agreement. Postage for mailings of dividends, proxies, reports and other mailings to all shareholders shall be advanced to the T/A three business days prior to the mailing date of such materials.

      26.  COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.

           The parties hereto acknowledge and agree that nothing contained herein shall be construed to require the T/A to perform any services for the Trust or PRAGMA which services could cause MGF to be deemed an "investment adviser" of the Trust within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the prospectus or statement of additional information of the Trust or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by the T/A, the Trust assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction.
PAGE

      27.  REFERENCES TO THE T/A, PRAGMA AND THE TRUST.

           A. The Trust or PRAGMA shall not circulate any printed matter which contains any reference to the T/A without the prior written approval of the T/A, excepting solely such printed matter as merely identifies the T/A as Administrative Services Agent, Transfer, Shareholder Servicing and Dividend Disbursing Agent and Accounting Services Agent. The Trust or PRAGMA will submit printed matter requiring approval to the T/A in draft form, allowing sufficient time for review by the T/A and its counsel prior to any deadline for printing.

           B. MGF shall not circulate any printed matter which contains any reference to the Trust or PRAGMA without the prior written approval of the Trust or PRAGMA, excepting solely such printed matter as merely identifies PRAGMA and the Trust as clients of MGF. MGF will submit printed matter requiring approval to PRAGMA and/or the Trust in draft form, allowing sufficient time for review by PRAGMA and/or the Trust and its counsel prior to any deadline for printing.

      28.  EQUIPMENT FAILURES.

           In the event of equipment failures beyond the T/A's control, the T/A shall take all steps necessary to minimize service interruptions but shall have no liability with respect thereto. The T/A shall endeavor to enter into one or more agreements making provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

      29.  INDEMNIFICATION OF THE T/A.

           A. The T/A may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither the T/A nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust or PRAGMA in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of the T/A under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of the T/A under this Agreement.

           B. Any person, even though also a director, officer, employee, shareholder or agent of the T/A, or any of its affiliates, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust, to be rendering such services to or acting solely as an officer, trustee, employee or agent of the Trust and not as a director, officer, employee, shareholder or agent of or one under the control or direction of the T/A or any of its affiliates, even though paid by one of these entities.
PAGE

           C. Notwithstanding any other provision of this Agreement, the Trust and PRAGMA shall each indemnify and hold harmless the T/A, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which the T/A may sustain or incur or which may be asserted against the T/A by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by the T/A in good faith in reliance upon any certificate, instrument, order or share certificate believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its own counsel; or
(ii) any action taken or omitted to be taken by the T/A in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of the T/A or its directors, officers, employees, shareholders or agents in cases of its or their own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

      30.  TERMINATION.

           A. The provisions of this Agreement shall be effective on the date first above written, shall continue in effect for two years from that date and shall continue in force from year to year thereafter, but only so long as such continuance is approved (1) by the T/A, (2) by PRAGMA, (3) by vote, cast in person at a meeting called for the purpose, of a majority of the Trust's trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, and (4) by vote of a majority of the Trust's Board of Trustees or a majority of the Trust's outstanding voting securities.

           B. Any party may terminate this Agreement on any date by giving the other parties at least sixty (60) days' prior written notice of such termination specifying the date fixed therefor. Upon termination of this Agreement, PRAGMA shall pay to the T/A such compensation as may be due as of the date of such termination, and shall likewise reimburse the T/A for any out-of-pocket expenses and disbursements reasonably incurred by the T/A to such date.

           C. In the event that in connection with the termination of this Agreement a successor to any of the T/A's duties or responsibilities under this Agreement is designated by the Trust or by PRAGMA by written notice to the T/A, the T/A shall, promptly upon such termination and at the expense of PRAGMA, transfer all records and unused statement stationery and similar materials maintained by the T/A under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from the T/A's cognizant personnel in the establishment of books, records and other data by such successor.

      31.  SERVICES FOR OTHERS.

           Nothing in this Agreement shall prevent the T/A or any affiliated person (as defined in the 1940 Act) of the T/A from providing services for any other person, firm or corporation (including other investment companies); provided, however, that the T/A expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

      32.  REPRESENTATIONS OF MGF

           MGF represents and warrants that no legal proceedings or regulatory investigations are pending against MGF which could have a material impact on the operations or financial condition of MGF are pending. MGF also represents and warrants that it currently maintains all registrations and meets all capital requirements under applcable laws in order to provide the services contemplated herein, and will continue to do so for the duration of this Agreement. MGF agrees that it will notify PRAGMA and the Trust immediately should it become a party to any legal proceeding, regulatory investigation or enforcement act that could have a material impact on the operations or financial condition of MGF. MGF further agrees that it will immediately notify PRAGMA and the Trust of any material change in the ownership or control of MGF.

      33.  MISCELLANEOUS.

           The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

      34.  LIMITATION OF LIABILITY.

           The term "PRAGMA Investment Trust" means and refers to the trustees from time to time serving under the Trust's Agreement and Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

      35.  SEVERABILITY.

           In the event any provision of this Agreement is
determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.
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      36.  QUESTIONS OF INTERPRETATION.

           This Agreement shall be governed by the laws of the State of Ohio. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

      37.  NOTICES.

           Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and of PRAGMA for this purpose shall be 7150 Greenville Avenue, Suite 101, Dallas, Texas 75231 and that the address of the T/A for this purpose shall be 312 Walnut Street, Cincinnati, Ohio 45202.

      38.  BINDING EFFECT.

           Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

      39.  COUNTERPARTS.

           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      40.  FORCE MAJEURE.

           If the T/A shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance.

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      IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the day and year first above written.

                                PRAGMA INVESTMENT TRUST



                                By:___________________________
                                   Its: President


                                PRAGMA, INC.


                                By:___________________________
                                   Its: President



                                MGF SERVICE CORP.


                                By:___________________________
                                   Its: President



PAGE
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                                  Schedule A


                                  Compensation
                                  ------------


As Transfer, Dividend Disbursing and
Shareholder Service Agent



                                              payable monthly at
  PRAGMA Providence Fund:                     rate of $17/account
                                              per year; subject to
                                              minimum of $1,000
                                              per month

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